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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Affordable Residential Communities Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Form, Schedule or Registration Statement No.:
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Notice of Annual Meeting of Stockholders
To Be Held on June 30, 2005

To Our Stockholders:

WHAT:	Our Annual Meeting of Stockholders for Calendar Year 2005
WHEN:	Thursday, June 30, 2005, at 9:00 a.m., local Denver, Colorado time
WHERE:	The Oxford Hotel 1600 17th Street Denver, CO 80202
WHY:	At this meeting, you will be asked to:
(1) elect directors to serve on our board until the 2006 annual meeting of stockholders;
(2) ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2005; and
(3) transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

        Only stockholders and unit holders with paired voting shares of record at the close of business on April 15, 2005 will receive notice of, and be eligible to vote at, the annual meeting. The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Your vote is important. Please read the proxy statement and the voting instructions on the enclosed proxy card. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please sign, date and promptly return the enclosed proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

By Order of the Board of Directors,

Scott L. Gesell Executive Vice President, General Counsel and Corporate Secretary

May 27, 2005
Denver, Colorado

Affordable Residential Communities Inc.
600 Grant Street, Suite 900
Denver, Colorado 80203
(303) 291-0222

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 30, 2005

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING
BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT AND DISCLOSURES
EXECUTIVE OFFICERS
EXECUTIVE OFFICER COMPENSATION
SUMMARY COMPENSATION TABLE
OPTIONS AND RESTRICTED STOCK GRANTS IN LAST FISCAL YEAR
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT AUDITOR
STOCKHOLDER PROPOSALS FOR 2006
OTHER MATTERS
ANNUAL REPORT
APPENDIX A: DIRECTOR INDEPENDENCE CRITERIA
APPENDIX B: FORM OF PROXY

INFORMATION CONCERNING SOLICITATION AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

        The board of directors of Affordable Residential Communities Inc., a Maryland corporation ("ARC" or the "Company"), seeks your proxy for use in voting at our 2005 annual meeting of stockholders or at any postponements or adjournments of the annual meeting. Our annual meeting will be held at the Oxford Hotel, 1600 17th Street, Denver, CO 80202, on Thursday June 30, 2005, at 9:00 a.m., local Denver, Colorado time. We intend to begin mailing this proxy statement, the attached notice of annual meeting and the accompanying proxy card on or about May 27, 2005, to all holders of our common stock, par value $0.01 per share, and special voting stock, par value $0.01 per share, which together we refer to as our voting securities, entitled to vote at the annual meeting.

ON WHAT AM I VOTING?

        At the annual meeting, stockholders will act upon:

  (1)
  the election of directors to serve on our board until the 2006 annual meeting of stockholders; and

  (2)
  ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2005.

WHO CAN VOTE?

        Only holders of record of our voting securities at the close of business on Friday, April 15, 2005, the record date, will receive notice of, and be entitled to vote at, our annual meeting. At the close of business on April 15, 2005, 40,875,729 shares of our common stock and 4,620,367 shares of our special voting stock were outstanding and entitled to vote. Our common stock and our special voting stock are the only securities entitled to vote at the annual meeting. In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder's name and a holder of our special voting stock on the record date will be entitled to cast 0.519 vote for each share of our special voting stock registered in that holder's name, on each matter to be voted upon at the annual meeting.

Stockholder of Record: Shares Registered in Your Name.

        If, on April 15, 2005, your common shares were registered directly in your name with ARC's transfer agent, American Stock Transfer & Trust Company, or, in the case of special voting shares, with us, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Nominee.

        If, on April 15, 2005, your shares were held in an account at a bank, brokerage firm, or other agent or nominee, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent or nominee on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy card from your bank, broker or other agent or nominee.

WHAT CONSTITUTES A QUORUM?

        The presence in person or by proxy of holders entitled to cast a majority of all the votes entitled to be cast at the annual meeting on any matter will constitute a quorum. Broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR VOTING SECURITIES?

        In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder's name, on each matter to be voted upon at the annual meeting.

        In deciding all matters, a holder of our special voting stock on the record date will be entitled to cast 0.519 vote for each share of special voting stock registered in that holder's name, on each matter to be voted upon at the annual meeting.

        Holders of shares of our common stock and our special voting stock vote collectively as one class on all matters submitted to a vote of stockholders of the Company.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Election of Directors.

        Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the votes cast at the annual meeting by holders of our voting securities. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the board of directors' nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

Ratification of Independent Auditor.

        Ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2005, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast at the annual meeting by holders of our voting securities. If this selection is not ratified by holders of our voting securities, the audit committee and board may reconsider its recommendation and appointment, respectively. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote for this proposal.

WHO CONDUCTS THE PROXY SOLICITATION?

        ARC's board of directors is soliciting the proxies and ARC will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Copies of solicitation material will be furnished to banks, brokerage houses, other agents and nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. ARC has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. ARC also has made arrangements with Innisfree M&A Incorporated to assist the board in soliciting proxies and has agreed to pay them a fee for these services, which it reasonably estimates to be approximately $10,000, plus reasonable expenses.

HOW DO I VOTE IF I ATTEND THE ANNUAL MEETING?

        If you are a stockholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name. If you choose to do that, please bring the enclosed proxy card or proof of identification. If you want to vote in person at our annual meeting and you hold our voting securities through a bank, broker or other agent or nominee, you must obtain a power of attorney or other proxy authority from that organization and bring it to our annual meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. If you vote in person at the annual meeting, you will revoke any prior proxy you or your bank, broker or other agent or nominee may have submitted with respect to the shares of voting securities you own of record or beneficially.

HOW DO I VOTE IF I DO NOT ATTEND THE ANNUAL MEETING?

        Please sign, date and return the proxy card in the enclosed pre-paid envelope. By casting your vote, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed proxy card to ensure your vote is counted.

        If you are a beneficial owner of shares registered in the name of your bank, broker or other agent or nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from ARC. Simply sign, date and mail the proxy card to ensure that your vote is counted. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a proxy card.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED ON THE PROXY CARD?

        If the proxy card does not specify how your shares are to be voted, your shares represented by the proxy card will be voted as follows:

  (1)
  FOR the election of all of the nominees for director proposed by the board of directors; and

  (2)
  FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2005.

        If any other matter is properly presented at the meeting, the individuals named on your proxy card will vote your shares using their best judgment.

HAS THE ARC BOARD OF DIRECTORS MADE A RECOMMENDATION REGARDING THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

        The ARC board of directors recommends that you vote "FOR" the election of all of its nominees for director and "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as ARC's independent auditor for the fiscal year ending December 31, 2005.

CAN I CHANGE MY VOTE?

        You may revoke your proxy by doing any of the following:

  (1)
  Send a written notice of revocation to our Corporate Secretary, dated later than the proxy you want to revoke, but before the vote is taken at the annual meeting;

  (2)
  Execute and deliver a later dated proxy before the vote is taken at the annual meeting; or

  (3)
  Vote in person at the annual meeting (your attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

        Any written notice of revocation, or later dated proxy, should be delivered to:

    Affordable Residential Communities Inc.
    600 Grant Street, Suite 900
    Denver, CO 80203
    Attention: Scott L. Gesell, Corporate Secretary

        YOUR VOTE AT THIS YEAR'S MEETING IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

BOARD OF DIRECTORS

GENERAL

        The board of directors consists of 11 positions, with 8 members presently serving. Our board is not classified and thus all of our directors are elected annually. The following, as of the date of this proxy statement, is a list of those directors running for re-election and new director nominees, their ages, and brief biographies of these directors and nominees:

DIRECTORS SEEKING RE-ELECTION

Name	Age	Position	New Term to Expire at Annual Meeting in
Scott D. Jackson	49	Chairman of the Board and Chief Executive Officer	2006
John G. Sprengle	47	Vice Chairman	2006
J. Markham Green	61	Director	2006
Michael Greene	43	Director	2006
Eugene Mercy, Jr.	68	Director	2006

DIRECTOR NOMINEES

Name	Age	Position	New Term to Expire at Annual Meeting in
Joris Brinkerhoff	53	Director	2006
Gerald J. Ford	61	Director	2006
James F. Kimsey	57	Director	2006
James R. "Randy" Staff	57	Director	2006
Carl B. Webb	55	Director	2006
Larry D. Willard	63	Director	2006

Scott D. Jackson, Chairman and Chief Executive Officer.

        Mr. Jackson co-founded ARC's predecessor in interest in 1995 and has served as our Chairman and Chief Executive Officer since our inception in 1998. He additionally served as our Co-Chief Operating Officer from November 1, 2004, to March 30, 2005. Mr. Jackson directs all strategic planning, corporate development and acquisition activities for our company. From 1991 to 1994, Mr. Jackson served in various senior positions in financial service companies owned or controlled by, among others, Gerald J. Ford. In these capacities, he oversaw corporate finance activities, including financial service company acquisition, disposition and capital financing activities. Previously, Mr. Jackson worked in corporate finance as Vice President of Corporate Finance and served as Co-Head of the Financial Institutions Restructuring Group for Goldman, Sachs & Co. from 1987 to 1991; as Senior Vice President and Manager of Republic Bank Capital Markets from 1985 to 1987; and with Merrill Lynch Capital Markets from 1979 to 1985. Mr. Jackson holds a B.S. Degree in Business Finance and Marketing from Colorado State University.

John G. Sprengle, Vice Chairman.

        Mr. Sprengle co-founded ARC's predecessor in interest in 1995. Mr. Sprengle participates in all strategic planning activities and has direct responsibility for due diligence functions related to community acquisitions. Mr. Sprengle served as our Chief Operating Officer from 1995 to 1999, Chief

Financial Officer from 2000 to November 1, 2004, and Co-Chief Operating Officer from November 1, 2004, to March 30, 2005. Prior to 1995, Mr. Sprengle served in various positions at BancTEXAS Group, Inc., a bank holding company. In his final positions, he served as a Senior Vice President (1980 to 1986) and Chief Credit Officer (1988 to 1994). Mr. Sprengle served as the Vice President of Administration for the capital markets group of First Republic Bank, Dallas from 1986 to 1987. Mr. Sprengle holds a B.S. in Business Administration and Finance from Colorado State University.

J. Markham Green, Director.

        Mr. Green has served as a director since our initial public offering in February 2004. Mr. Green is the Chairman of the Board of PowerOne Media LLC. From 2001 to 2003, Mr. Green served as Vice Chairman of the Financial Institutions and Governments Group of JP Morgan Chase. From 1993 until joining JP Morgan Chase, he invested in and served on the boards of eight start-up companies. From 1973, Mr. Green served in various capacities at Goldman, Sachs & Co. before he retired as a general partner in 1992. He was the co-head of the Financial Services Industry Group of Goldman, Sachs & Co. and served on several of the firm's internal committees. Mr. Green is a graduate of the University of Texas at Austin and earned an M.B.A. from Southern Methodist University.

Michael Greene, Director.

        Mr. Greene has served as a director since August 2000. Mr. Greene is a founding member of UBS Capital Americas, LLC, a private investment fund. Prior to the formation of UBS Capital Americas, LLC in 1999, Mr. Greene was a partner at UBS Capital LLC, a predecessor entity to UBS Capital Americas, LLC since 1993. Mr. Greene was a senior member of Union Bank of Switzerland's Leverage Finance Group from 1990 to 1992. Previously, he was a member of the Leverage Finance Group at Marine Midland Bank. Mr. Greene serves as a director of Orphan Medical, Inc., TravelCenters of America, Inc. and several private companies. He is a graduate of the College of the Holy Cross and earned an M.B.A. from the Harvard University Graduate School of Business Administration.

Eugene Mercy, Jr., Director.

        Mr. Mercy has served as a director since April 2002. Mr. Mercy is currently a Principal in Granite Capital International Group, a New York money management firm, and a Senior Director of Goldman Sachs Group Inc. Mr. Mercy is a former Limited Partner of Goldman Sachs & Co., where he was in the Securities Sales and Equity Trading Department and the Commercial Real Estate Department. He later became the Partner-in-Charge of the Mortgage Securities Department of Goldman Sachs. In 1996, Mr. Mercy was appointed to the Goldman Sachs Limited Partner Advisory Committee, and after Goldman Sachs' successful public offering in May 1999, he became a Senior Director of Goldman Sachs Group Inc. Mr. Mercy is a Trustee Emeritus of the board of Lehigh University, Vice Chairman of Continuum Health Partners, Inc. and former Vice Chairman of the Board of the Loomis Institute. He is a Trustee of Public Color, a Trustee of NY Services for the Handicapped, a member of the board of trustees and executive committee of Seeds of Peace and a member of the Print and Rare Book Acquisition Committee of the Museum of Modern Art. Mr. Mercy is a graduate of Lehigh University and served as a First Lieutenant in the U.S. Army.

Joris Brinkerhoff, Nominee.

        Mr. Brinkerhoff founded a Native American owned joint venture, Doyon LTD, in 1978 and served as its operations Chief Executive Officer and Chief Financial Officer until selling his venture interests in 1995 and moving to Denver in 1996. Doyon LTD designed, built, leased and operated state of the art mobile drilling rigs for ARCO and British Petroleum in conjunction with their development of the North Slope Alaska petroleum fields. Mr. Brinkerhoff now resides in Denver and manages family interests including oil and gas production, a securities portfolio and various other business interests, and he actively participates in numerous philanthropic organizations. Mr. Brinkerhoff is a graduate of Montana School of Mines with a Bachelor of Science Degree in Petroleum Engineering.

Gerald J. Ford, Nominee.

        Mr. Ford has been a banking and financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions, primarily in the Southwest United States, over the past 30 years. In this capacity he acquired and consolidated more than 30 commercial banks from 1975 to 1993, forming First United Bank Group, Inc., a multi-bank holding company for which he served as Chairman of the Board and Chief Executive Officer until its sale in 1994. During this period he also led investment consortiums that acquired numerous financial institutions, forming in succession First Gibraltar Bank, FSB, First Madison Bank and First Nationwide Bank. Mr. Ford also served as Chairman of the Board of Directors and Chief Executive Officer of Golden State Bancorp Inc. and California Federal Bank from 1998 to 2002. He currently participates on the boards of directors of a number of publicly held corporations, including First Acceptance Corporation, American Credit Corp., Freeport-McMoRan Copper and Gold Co. and McMoRan Exploration Co. Mr. Ford holds a Bachelor's Degree in Economics, as well as a Juris Doctorate Degree, from Southern Methodist University, where he currently serves as Chairman of the Board of Trustees.

James F. Kimsey, Nomineee.

        Mr. Kimsey retired as President and Chief Executive Officer of RailWorks Corporation in 2004, a position he had held since 2002. From 2001 through 2002 he also served as the President of Western Utility Services on behalf of Exelon Infrastructure Services, a successor to Fischback & Moore Electric, LLC, for whom Mr. Kimsey was the President and Chief Executive Officer from 1995 to 2001. In 1997 Mr. Kimsey founded Kimsey Electrical Contracting, LLC, serving as its Chairman. From 1970 to 1995 he served in various capacities with Sturgeon Electric Co., Inc., succeeding to MYR Group President in 1984, a position he held until 1995. Mr. Kimsey is a graduate of the University of Denver where he received a BSBA Degree in accounting.

James R. "Randy" Staff, Nominee.

        Mr. Staff has been a consultant to Hunter's Glen/Ford, Ltd., an investment partnership, since November 2002. He also is Chairman of the Board of Directors of Ganado Bancshares, Inc., Citizens State Bank, ABNA Holdings, Inc. and American Bank, N.A. Previously, Mr. Staff was an Executive Vice President and Chief Financial Advisor of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from October 1994 until November 2002. During this period he also served as a Director of First Nationwide Mortgage Corporation and Auto One Acceptance Corporation. Mr. Staff is a graduate of the University of Houston and the University of Texas, Austin and is a Certified Public Accountant.

Carl B. Webb, Nominee.

        Mr. Webb was the President, Chief Operating Officer and Director of California Federal Bank, FSB, from September 1994 until his retirement in November 2002. Prior to his affiliation with California Federal Bank, Mr. Webb was the President and CEO of First Madison Bank, FSB (1993 to 1994) and First Gibraltar Bank, FSB (1988 to 1993), as well as President and Director of First National Bank at Lubbock (1983 to 1988). Currently, Mr. Webb sits on the Board of Directors of Plum Creek Timber Company, Inc. Mr. Webb received a Bachelor of Business Administration Degree from West Texas A&M University and a Graduate Banking Degree from Southwestern Graduate School of Banking.

Larry D. Willard, Nominee.

        Mr. Willard recently returned as Chairman of the Board of Wells Fargo Bank, N.A., New Mexico Region, where he had been Regional President of the New Mexico and West Texas Region of Wells Fargo and Company from 1998 through 2004. Mr. Willard also served from 1994 to 1998 as Chairman of the Board, Chief Executive Officer and Regional President of Northwest Corporation, an affiliate of Northwest Bank New Mexico, N.A. He had spent the prior 18 years with United New Mexico Financial Corporation and Ford Bank Group, Inc. serving in various capacities, the last of which was President and Chief Executive Officer of First National Bank of Post, Texas. Mr. Willard is a graduate of Eastern New Mexico University (BBA Accounting and Finance, 1968), the University of Colorado, Boulder (Graduate School of Banking, 1973) and the University of Oklahoma, Norman (Graduate School of Commercial Lending, 1975).

BOARD MEETINGS

        During 2004, the board of directors met on 9 occasions. Incumbent directors attended at least 75% of (i) the total number of our board of director meetings and (ii) the total number of meetings held by any committee of the board of directors upon which each such director served.

CORPORATE GOVERNANCE PROFILE

        We are committed to good corporate governance practices and as such we have adopted formal corporate governance guidelines to enhance our effectiveness. The guidelines govern, among other things, board member qualifications, responsibilities, education, management succession, and executive sessions. The board's current practice is to hold an executive session of its independent directors at least once per quarter. The individual who serves as the chair at these executive sessions shall rotate each year among the chairs (if such chair is not a member of management) of the committees of the board of directors. A copy of the corporate governance guidelines may be found at our corporate website at www.aboutarc.com under the heading "Investor Relations—Governance." A copy also may be obtained upon request from the Company's Corporate Secretary at the address provided above.

        We have adopted a senior officer code of ethics applicable to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. We also have adopted a code of business conduct and ethics applicable to all employees, officers and directors. Both codes are available on our website at www.aboutarc.com under the heading "Investor Relations—Governance." Copies also may be obtained upon request from the Company's Corporate Secretary at the address provided above. Amendments to, and waivers from, the senior officer code of ethics will be disclosed at the same website address provided above and in such filings as may be required pursuant to applicable law or listing standards.

        The audit committee of the board of directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. We have established a confidential website address and hotline for employees to report violations of the Company's employee code of conduct or other company policy and to report any ethical concerns.

        Of our 11 director nominees, 9 have been determined by our board of directors to be independent for purposes of the New York Stock Exchange's ("NYSE's") listing standards. In determining director/nominee independence, we reviewed whether any transactions or relationships currently exist, or during the past three years existed, between each director and nominee and the Company and its subsidiaries, affiliates and equity investors or independent auditors. The board also examined whether there were any transactions or relationships between each director and nominee and members of the senior management of the Company or their affiliates. As a result of this review, the board affirmatively determined at a meeting held May 25, 2005, that all of our directors and nominees, except for Messrs. Jackson and Sprengle, were independent under the standards set forth in the Company's Director Independence Criteria and by the NYSE. The full text of the Director Independence Criteria is attached as Appendix A to this proxy statement and also can be found in the "Investor Relations—Governance" section of the Company's website at www.aboutarc.com. A copy also may be obtained upon request from the Company's Corporate Secretary at the address provided above.

DIRECTOR COMPENSATION

        Members of our board of directors who are employees of our company will not receive any compensation for their service on the board. Currently, all non-employees and non-institutional stockholder affiliated members of our board of directors receive compensation of $30,000 annually, half of which is to be paid in cash and half of which is to be paid in shares of our common stock, which shares will be issued under our 2003 equity incentive plan. The directors currently do not receive any additional fees for board or committee meetings. Each member of our board is reimbursed for out-of-pocket expenses associated with service on our behalf and associated with attendance at or participation in board meetings or committee meetings.

        Directors Clayton, Green and Mercy each received 563, 257 and 299 shares under the 2003 equity incentive plan on November 5, 2004, January 7, 2005, and April 8, 2005, respectively.

BOARD COMMITTEES

        Our board of directors has an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the directors appointed to serve on these committees meets the independence standards applicable to NYSE listed companies. The information below is current as of the date of this proxy statement. Following the annual meeting, and depending on the results of the director elections, the board will review committee memberships and appoint directors to each of the committees.

Audit Committee.

        ARC has a standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act"). The audit committee helps the board of directors ensure the integrity of our financial statements, the qualifications and independence of our independent auditor, and the performance of our internal audit function and independent auditor. In furtherance thereof, the audit committee assists in the establishment and maintenance of our internal audit controls, selects, meets with and assists the independent auditor, oversees each annual audit and quarterly review, and prepares the report that federal securities laws require be included in our annual proxy statement, which appears below. Mr. Green has been designated as Chairman and Mr. Greene and departing director Randall A. Hack have been appointed as members of the audit committee. The board has determined that Mr. Green qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission ("SEC").

        The board adopted a formal charter to govern the audit committee on December 23, 2003, a copy of which is available on our website, www.aboutarc.com, under the heading "Investor Relations—Governance." A copy also may be obtained upon request from the Company's Corporate Secretary at the address provided above. Pursuant to the audit committee charter, the committee will meet once every fiscal quarter or more frequently as it determines is necessary to carry out its duties and responsibilities. The formal report of the audit committee can be found beginning on page 12 of this proxy statement. During 2004, the audit committee met on 8 occasions.

Compensation Committee.

        The compensation committee reviews and approves the compensation and benefits of our executive officers, administers our management incentive and 2003 equity incentive plans and produces the annual report on executive compensation for inclusion in our proxy statement. The current members of the compensation committee are Mr. Mercy (Chairman) and departing director Charles J. Santos-Buch. Former directors Thomas M. Hagerty (Chairman) and Todd M. Abbrecht served on the compensation committee before their resignations in January 2005. The board adopted a formal charter to govern the compensation committee on December 23, 2003, a copy of which is available on our website, www.aboutarc.com, under the heading "Investor Relations—Governance." A copy also may be obtained upon request from the Company's Corporate Secretary at the address provided above. Pursuant to the compensation committee charter, the committee will meet at least four times annually or more frequently as circumstances require. During 2004, the compensation committee met on 4 occasions.

Nominating and Corporate Governance Committee.

        The nominating and corporate governance committee's purpose is to (i) identify, screen and recommend to the board of directors individuals qualified to serve as directors of ARC and on committees of the board of directors, (ii) advise the board of directors with respect to the composition, procedures and committees of the board of directors, (iii) advise the board of directors with respect to the corporate governance principles applicable to ARC, and (iv) oversee the evaluation of the board of directors and ARC's management. Mr. Mercy has been designated as Chairman and Mr. Green and departing director James L. Clayton have been appointed as members of the nominating and corporate governance committee. Former director Scott A. Schoen served on the Nominating and Corporate Governance Committee before his resignation in January 2005. The charter of the nominating and corporate governance committee is available on our website, www.aboutarc.com, under the heading "Investor Relations—Governance." A copy also may be obtained upon request from the Company's Corporate Secretary at the address provided above. The nominating and corporate governance committee was formed on December 23, 2003, and held 4 meetings in 2004.

        Our board of directors may from time to time establish certain other committees to facilitate the management of our company.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

        The board of directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the board by mail. To communicate with the board of directors, any individual director or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at Affordable Residential Communities Inc., 600 Grant Street, Suite 900, Denver, CO, 80203.

        All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee(s). In the case of communications to the board or any group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

DIRECTOR NOMINATION PROCEDURES

        The nominating and corporate governance committee believes that, at a minimum, candidates for membership on the board of directors should have demonstrated an ability to make a meaningful contribution to the board of directors' oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The nominating and corporate governance committee recommends director nominees to the board of directors based on, among other things, its evaluation of a candidate's experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities. In making its recommendations to the board of directors, the nominating and corporate governance committee also seeks to have the board nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.

        The nominating and corporate governance committee expects, in the future, to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above. The nominating and corporate governance committee also, from time to time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the nominating and corporate governance committee also will consider candidates recommended by stockholders.

        Once a person has been identified by the nominating and corporate governance committee as a potential candidate, the committee expects to collect and review publicly available information regarding the person to assess whether the person should be considered further. If the nominating and corporate governance committee determines that the candidate warrants further consideration, and if the person expresses a willingness to be considered and to serve on the board of directors, the nominating and corporate governance committee expects to request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, members of the nominating and corporate governance committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.

        In addition to stockholder proposals of director nominees submitted in accordance with our Amended and Restated Bylaws, as summarized below under "Stockholder Proposals for 2006," the nominating and corporate governance committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the nominating and corporate governance committee "c/o Corporate Secretary" at Affordable Residential Communities Inc., 600 Grant Street, Suite 900, Denver, CO, 80203. Director recommendations submitted by stockholders should include the following regarding the individual(s) recommended for nomination:

  •
  name, age, business address and residence address;

  •
  the class, series and number of any shares of stock of ARC beneficially owned;

  •
  the date(s) that shares of stock of ARC were acquired and the investment intent of such acquisition; and

  •
  all other information that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules thereunder (including each individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

        The stockholder recommendation and information described above must be delivered to the Corporate Secretary not earlier than the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting of stockholders; provided, however, that if the date of mailing of the notice for the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the mailing of the notice for the preceding year's annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the mailing of the notice for the upcoming annual meeting and not later than the close of business on the later of (i) the 90th day prior to the mailing of the notice for the upcoming annual meeting of stockholders and (ii) the 10th day following the date on which public announcement of the mailing of the notice for the upcoming annual meeting is first made.

        The nominating and corporate governance committee expects to use a similar process to evaluate candidates to the board of directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

        For the 2005 annual meeting there are 6 nominees standing for election to the board of directors of ARC for the first time.

        The director nominees have been identified by our chief executive officer, after consultation with our current board of directors, and are individuals known to our chief executive officer from prior associations.

        No fee was paid to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

        The nominating committee did not receive within the time period specified by SEC regulations, the name of any recommended director nominee from a stockholder who beneficially owned more than 5% of ARC's common voting stock for at least one year as of the date of the recommendation.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

        We do not have a policy requiring our directors to attend our annual meeting; however, attendance by our directors is encouraged. Two directors, Messrs. Jackson and Sprengle, attended our 2004 annual meeting.

AUDIT COMMITTEE REPORT AND DISCLOSURES

        The audit committee oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The committee reviews and oversees these processes, including oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent auditor's qualifications and independence, (iii) the performance of the Company's independent auditor and the Company's internal audit function and (iv) the Company's compliance with legal and regulatory requirements.

        In this context, the committee met and held discussions with management and the independent auditor. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the committee reviewed and discussed the consolidated financial statements with management and the independent auditor. The committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

        In addition, the committee discussed with the independent auditor the auditor's independence from the Company and its management, and the independent auditor provided to the committee the written disclosures and letter required from the independent auditor by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        The committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC. The committee and the board also have recommended the selection of the Company's independent auditors for the fiscal year ending December 31, 2005.

                      Audit Committee:

                      J. Markham Green (Chairman)
                      Michael Greene
                      Randall A. Hack

EXECUTIVE OFFICERS

        Our executive officers are appointed annually by our board and serve at the discretion of our board. Set forth below is information, as of the date of this proxy statement, regarding our current executive officers:

Name	Position	Age
Scott D. Jackson(1)	Chairman of the Board and Chief Executive Officer	49
John G. Sprengle(1)	Vice Chairman	47
Lawrence E. Kreider	Executive Vice President, Chief Financial Officer and Chief Information Officer	58
Scott L. Gesell	Executive Vice President and General Counsel	46

(1)
Biographical information is provided above under "BOARD OF DIRECTORS."

Lawrence E. Kreider, Executive Vice President, Chief Financial Officer and Chief Information Officer.

        Mr. Kreider joined our company in 2001 as an Executive Vice President, also serving as Chief Financial Officer from 2001 to 2003 and from November 1, 2004 to present, as well as Chief Information Officer since 2002 and Chief Accounting Officer since 2004. During this time he has also served as Executive Vice President-Finance. Mr. Kreider has direct responsibility for all financial and information technology activities of the Company and also participates in strategic planning activities. Prior to joining us in 2001, Mr. Kreider was Senior Vice President of Finance for Warnaco Group Inc. and President of Warnaco Europe. Prior thereto, Mr. Kreider served in several senior finance positions, including Senior Vice President, Controller and Chief Accounting Officer, with Revlon, Inc. and MacAndrews & Forbes Holdings from 1986 to 1999. Prior thereto, he served in senior finance positions with Zale Corporation, Johnson Matthew Jewelry Corporation and Refinement International Company. Mr. Kreider began his career with Coopers & Lybrand. Mr. Kreider holds an M.B.A. from Stanford Graduate School of Business and a B.A. from Yale University.

Scott L. Gesell, Executive Vice President and General Counsel.

        Mr. Gesell has served as a Vice President and as the General Counsel and Secretary for each of the ARC entities since he joined our company. Mr. Gesell directs all legal matters for us, including overseeing outside counsel, acquisition activities, legal matters related to our operating businesses and other corporate related activities. Prior to joining us in 1996, Mr. Gesell served as General Counsel, and in his final position as a Senior Vice President/Director of Legal Operations, overseeing all of the day-to-day legal operations for First Gibraltar Bank/First Madison Bank/First Nationwide Bank. While with the First Gibraltar, First Madison and First Nationwide Bank, he was significantly involved in mergers, acquisitions and divestitures, as well as corporate and regulatory matters. Prior thereto, he served in various legal capacities with the Federal Home Loan Bank of Dallas and was in private practice with the law firm of Andrews, Davis, Legg, Bixler, Milsten & Price in Oklahoma City. Mr. Gesell holds a B.A. and J.D. from the University of Nebraska at Lincoln. He is a member of the Colorado, Oklahoma and Texas bars.

EXECUTIVE OFFICER COMPENSATION

        The following table sets forth the compensation received by our Chief Executive Officer and our other executive officers who were either serving in such capacities on December 31, 2004, or during fiscal year 2004 and are reportable pursuant to applicable SEC regulations, with respect to our 2004 and 2003 fiscal years. Such executive officers are referred to herein collectively as the "named executive officers."

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Restricted Stock Awards ($)*	All Other Compensation ($)•
Scott D. Jackson Chairman of the Board and Chief Executive Officer	2004 2003	$ $	500,000 500,000		$215,000 —	$6,127,500 —	$ $	3,784 2,514
John G. Sprengle Vice Chairman	2004 2003	$ $	375,000 375,000		$146,000 —	$1,567,500 —	$ $	3,784 1,889
George W. McGeeney President and Chief Operating Officer+	2004 2003	$ $	320,192 340,485	$ $	147,000 142,290	$712,500 —	$ $	123,784 1,716	+
Lawrence E. Kreider Executive Vice President, Chief Financial Officer and Chief Information Officer	2004 2003	$ $	306,923 375,000		$120,000 —	$95,000 —	$ $	3,784 1,889
Scott L. Gesell Executive Vice President and General Counsel	2004 2003	$ $	250,000 250,000		$100,000 —	$190,000 —	$ $	3,784 1,264

*
Denotes the fair market value of vested shares of restricted common stock at $19 per share, determined pursuant to applicable SEC proxy rules, issued under the Company's 2003 equity incentive plan in conjunction with its initial public offering ("IPO") in February 2004. The number of vested shares issued to named executive officers during fiscal year 2004 is as follows: Scott D. Jackson-322,500; John G. Sprengle-82,500; George W. McGeeney-37,500; Lawrence E. Kreider-5,000; and Scott L. Gesell-10,000. Messrs. Kreider and Gesell also received 5,000 shares and 10,000 shares, respectively, that vest ratably over a 5 year period that commenced on February 18, 2005.

•
Includes costs for company-paid medical, life insurance and long-term disability coverage.

+
Mr. McGeeney left ARC on November 1, 2004. Other Compensation includes $120,000 in severance benefits paid in 2004.

OPTIONS AND RESTRICTED STOCK GRANTS IN LAST FISCAL YEAR

        In connection with our IPO, we granted a total of 95,000 shares of restricted common stock that vest over five years to Messrs. McGeeney, Kreider, Gesell and 2 of our former officers, 80,000 shares of which were subsequently forfeited pursuant to the terms of their issuance and returned to the plan. In addition, on April 29, 2005, we granted 80,000 shares of restricted stock to Mr. Jackson. As of May 15, 2005, 23,000 of these restricted common stock shares have vested and 72,000 shares remain unvested. Other than as specified above, there have been no further grants of options or shares of restricted common stock.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements.

        We have entered into employment agreements with Messrs. Jackson and Sprengle. We had also entered into an employment agreement with George W. McGeeney, who left ARC in November 2004, at which time his employment agreement was terminated. The employment agreements provide for Mr. Jackson to serve as our Chief Executive Officer and Mr. Sprengle to serve as our Vice Chairman. These employment agreements require the executives to devote substantially all of their business attention and time to our affairs, with certain specified exceptions with respect to Mr. Jackson.

        The employment agreements each have a term of three years, with automatic one-year renewals having commenced on February 18, 2005, unless either party provides at least 60 days notice of non-renewal.

        The employment agreements provide for:

  •
  an annual base salary of $500,000 for Mr. Jackson and $375,000 for Mr. Sprengle, subject to increase by our board of directors in its sole discretion;

  •
  eligibility for annual cash performance bonuses under our management incentive plan (see "Compensation Committee Report on Executive Compensation—Management Incentive Plan"), conditional upon and subject to the satisfaction of performance goals established in accordance with the terms of such plan, with no minimum bonus amount guaranteed;

  •
  eligibility for participation in our 2003 equity incentive plan; and

  •
  participation in all of the employee compensation, welfare and benefit plans and arrangements made available by us to our similarly situated executives.

        Mr. Jackson's employment agreement provides that, if his employment is terminated by us without "cause" (which is defined as the willful and continued failure to substantially perform his duties which has not been cured within 30 days after notice is delivered to him; the willful engagement in conduct which is demonstrably and materially injurious to us; or his having been convicted of or having pled guilty or no contest to a felony) or by Mr. Jackson for "good reason" (which is defined as a material breach by us of our obligations under the employment agreement; any termination of Mr. Jackson's employment with us not made in accordance with the terms of the employment agreement; or a substantial reduction in Mr. Jackson's base salary or his opportunity to participate in the aggregate in our incentive compensation or other employee welfare and benefit plans) regardless of whether a change in control has occurred, Mr. Jackson will be entitled to the following severance payments and benefits:

  •
  payment equal to two times the sum of Mr. Jackson's then-current annual base salary plus his average cash bonus payment for the last three years following December 31, 2003, with the amount paid out over two years;

  •
  his prorated target annual bonus for the year in which the termination occurs; and

  •
  medical and other benefits for the two-year period immediately following termination of his employment, subject to reduction to the extent that comparable benefits are made available by a subsequent employer.

        Mr. Jackson's employment agreement also provides for payment of the same severance payment and benefits in the event of his death or "disability" (as defined in the employment agreement), except that in the case of Mr. Jackson's death, benefit continuation will be for a period of one year rather than two years, and in the case of Mr. Jackson's death or disability, all equity incentive awards then held by Mr. Jackson will become fully vested, to the extent not then vested.

        Mr. Sprengle's employment agreement provides that, if his employment is terminated by us without "cause" (which is defined as the willful and continued failure to substantially perform his duties which has not been cured within 30 days after notice is delivered to him; the willful engagement in conduct which is demonstrably and materially injurious to us; or his having been convicted of or having pled guilty or no contest to a felony) or by Mr. Sprengle for "good reason" (which is defined as any termination of Mr. Sprengle's employment with us not made in accordance with the terms of the employment agreement or a substantial reduction in Mr. Sprengle's salary, incentive compensation plans and other benefits in the aggregate), prior to a "change in control" (which means, in general, (i) the acquisition of 50% of the Company's voting securities by any "person"; (ii) a change in the majority membership of the Company's board of directors; (iii) the consummation of a merger or consolidation of the Company with another corporation or (iv) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company), Mr. Sprengle will be entitled to the following severance benefits:

  •
  payment of Mr. Sprengle's then-current annual base salary for a period of two years; and

  •
  continuation of medical and other benefits for the two-year period immediately following termination of Mr. Sprengle's employment, subject to reduction to the extent that comparable benefits are made available by a subsequent employer.

        Mr. Sprengle's employment agreement provides that if his employment is terminated by us without cause or by him for good reason following a change in control, he will be entitled to the following severance benefits:

  •
  payment equal to two times the sum of Mr. Sprengle's then-current annual base salary plus his average cash bonus payment for the last three years following December 31, 2003, with the amount paid out over two years;

  •
  his prorated target annual bonus for the year in which the termination occurs; and

  •
  medical and other benefits for the two-year period immediately following termination of his employment, subject to reduction to the extent that comparable benefits are made available by a subsequent employer.

        Pursuant to his employment agreement, in the event of death or disability, Mr. Sprengle will be entitled to receive the same severance payments and benefits as described immediately above, except that in the case of his death, benefit continuation will be for a period of one year rather than two years, and in the case of his death or disability, all equity incentive awards then held by him will become fully vested, to the extent not then vested.

        Each of the employment agreements requires us to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive pursuant to his employment agreement or otherwise in connection with a change in control would be subject to the excise tax imposed on certain so-called "excess parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code").

        Each of the employment agreements contains confidentiality provisions which apply indefinitely, non-competition covenants which apply during the employment period and for a two-year period thereafter and non-solicitation provisions which apply during the employment period and for a two-year period thereafter, unless termination follows a change in control.

        Mr. Jackson's employment agreement also contains an exception to his non-competition covenant to permit him to devote time to the management and operation of Global Mobile Limited Liability Company and JJ&T Enterprises, Inc. consistent with past practice. In addition, Mr. Jackson's agreement prohibits him from directly or indirectly acquiring any manufactured home communities and also provides us with a right of first refusal, for so long as he serves as our Chairman or Chief Executive Officer, in connection with any proposed sale by Mr. Jackson of any or all communities he owns directly or indirectly. Pursuant to this right, we may acquire such community or communities at 95% of their fair market value.

Severance Agreements.

        We have entered into severance agreements, which became effective on February 18, 2004, with each of Messrs. Kreider and Gesell. Both of the severance agreements have a term of three years, with automatic one-year renewals commencing on the first anniversary of the severance agreements, unless either party to the respective agreement provides at least 60 days notice of non-renewal. The severance agreements provide that if, prior to a change in control, the executive's employment is terminated by us other than for "cause" (as defined in the severance agreements) or by the executive for any reason, the executive will be entitled to receive continued payment of his then-current base salary, paid in accordance with our ordinary payroll schedule, for the one-year period immediately following termination of employment.

        The severance agreements also provide that if, following a change in control, the executive's employment is terminated by us without cause or by the executive for "good reason" (which is defined as a substantial reduction in the executive's salary, incentive compensation plans and other benefits, in the aggregate), the executive will be entitled to the following severance payments and benefits:

  •
  payment equal to the sum of the executive's then-current annual base salary plus average cash bonus over the last three years following our initial public offering in February 2004, with the amount paid out over one year;

  •
  the executive's prorated target annual bonus for the year in which the termination occurs; and

  •
  the opportunity to elect continued coverage under the Company's group health plans in accordance with Section 4980B of the Code for the two-year period immediately following termination of employment, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer.

        If at any time during the term of the severance agreement, the executive's employment is terminated because of his death or "disability" (as defined in the severance agreements), the executive will be entitled to receive continued payment of his then-current base salary, paid in accordance with our ordinary payroll schedule, for the one-year period immediately following termination of employment. In addition, all equity awards previously granted to the executive will become immediately vested and/or exercisable.

        The severance agreements also contain confidentiality provisions which apply indefinitely, and non-competition and non-solicitation provisions which apply during the employment period and for a one-year period thereafter. Each of the severance agreements requires us to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive pursuant to his severance agreement or otherwise in connection with a change in control would be subject to the excise tax imposed on certain so-called "excess parachute payments" under Section 4999 of the Code.

Management Incentive Plan.

        We have adopted the management incentive plan, which provides for cash bonus awards to those key employees of our company and its subsidiaries selected by our compensation committee for participation in the plan. A participant may receive a cash bonus under the management incentive plan based upon the attainment, during each performance period, of performance objectives which are established by our compensation committee. These performance objectives may be based on one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable:

  •
  total stockholder return;

  •
  earnings per share (which may include the manner in which such earnings goals were met);

  •
  net income (before or after taxes);

  •
  earnings before interest, taxes, depreciation and amortization;

  •
  revenues;

  •
  return on assets;

  •
  market share;

  •
  cost reduction goals;

  •
  funds from operations; or

  •
  any combination of, or a specified increase in, any of the foregoing.

        Performance objectives may be applied to one or more of our company, any of our subsidiaries or affiliates, or any of our divisions or strategic business units, and may be applied to performance relative to a market index or a group of other companies. The compensation committee will have the authority to make adjustments to the performance objectives in recognition of unusual or non-recurring events. The performance goals may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned.

        The amount of each participant's bonus will be based upon a bonus formula determined by our compensation committee, in its sole discretion, that ties such bonus to the attainment of the applicable performance goals, and will, unless otherwise determined by our compensation committee, range from 75% to 125% of certain specified target amounts. Under the management incentive plan, none of our executive officers may receive a bonus payment for any performance period that exceeds 125% of his base salary. Except as otherwise provided in a participant's employment or other individual agreement, the payment of a cash bonus to a participant for a performance period will be conditioned upon the participant's continued employment on the last day of the performance period. However, in the event of a change in control (as defined in the management incentive plan) the performance period then in effect will be deemed to have been completed, the maximum level of performance will be deemed to have been achieved, and all participants will receive payment within ten business days after the change in control, regardless of whether the individual is then employed by us or any of our affiliates. We may amend, suspend or terminate the management incentive plan at any time, provided that no amendment of the plan may adversely affect an award granted prior to the amendment without the participant's consent.

2003 Equity Incentive Plan.

        On December 23, 2003, we adopted the 2003 equity incentive plan, which provides for the grant of equity-based incentives, including restricted shares of our common stock, stock options, grants of shares and other equity-based awards, to our directors, officers and other employees and those of our subsidiaries selected by our compensation committee for participation in the plan. Up to 1,992,387 shares will be available for grants pursuant to this plan, of which 625,000 shares were granted on February 18, 2004, 80,000 of which subsequently were forfeited during 2004 pursuant to the terms of their issuance and returned to the plan. On April 29, 2005, an aggregate of 80,000 shares were granted to Scott D. Jackson, 20,000 shares of which vested upon issuance and 20,000 shares of which vest on each of the anniversary dates until April 29, 2008. Vesting is subject to Mr. Jackson's continued employment with the Company and may be accelerated in the event of his death, a change in the Company's control or termination of his employment other than for cause. Vested shares under this award cannot be sold within one year from date of vesting without the consent of the compensation committee. All shares, vested and unvested, are entitled to receive dividends and to vote unless forfeited. No participant in our 2003 equity incentive plan may be granted awards in any fiscal year covering more than 500,000 shares of our common stock.

        The 2003 equity incentive plan will be administered by our compensation committee, which will have discretion, among other things, to determine the persons to whom awards will be granted, the number of shares of our common stock to be subject to awards and the other terms and conditions of the awards, including whether the vesting and/or exercisability of the award will be subject to the attainment of one or more performance goals. These performance goals may be based on one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable:

  •
  total stockholder return;

  •
  earnings per share (which may include the manner in which such earnings goals were met);

  •
  net income (before or after taxes);

  •
  earnings before interest, taxes, depreciation and amortization;

  •
  revenues;

  •
  return on assets;

  •
  market share;

  •
  cost reduction goals;

  •
  funds from operations; or

  •
  any combination of, or a specified increase in, any of the foregoing.

        Performance objectives may be applied to one or more of our company, any of our subsidiaries or affiliates, or any of our divisions or strategic business units, or may be applied to performance relative to a market index or a group of other companies. The compensation committee will have the authority to make adjustments to the performance objectives in recognition of unusual or non-recurring events. The 2003 equity incentive plan provides that in no event will the compensation committee be authorized to reprice stock options, or to lower the base or exercise price of any other award granted under the plan, without obtaining the approval of our stockholders.

        Stock options granted under the 2003 equity incentive plan may be either "incentive stock options" within the meanings of Section 422 of the Code, or nonqualified stock options. Holders of restricted stock generally will be entitled to vote and receive dividends on their restricted shares, but our compensation committee may determine in its discretion that dividends paid while the shares are subject to restrictions may be reinvested in additional shares of restricted stock. Except as otherwise permitted by our compensation committee, awards granted under the 2003 equity incentive plan will be transferable only by will or through the laws of descent and distribution, and each stock option will be exercisable during the participant's lifetime only by the participant. We intend that the portion of director fees to be paid to our outside directors that is to be paid in shares of stock will be paid through this plan.

        In the event of a change in control of our company (as defined in the 2003 equity incentive plan), all awards then outstanding under the 2003 equity incentive plan will become vested and/or exercisable, and any performance goals imposed with respect to then-outstanding awards will be deemed to be fully achieved.

        Directors Clayton, Green and Mercy each received 563, 257 and 299 shares under the 2003 equity incentive plan on November 5, 2004, January 7, 2005, and April 8, 2005, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following is the report of the compensation committee of the board of directors, describing compensation policy, practice and philosophy, specifically regarding ARC's executive officers. We, the members of the compensation committee of the board of directors, are presenting this report which provides an overview of compensation paid to executive officers for the fiscal year ended December 31, 2004, and a general description of the manner in which compensation for our executive officers will be determined for the 2005 fiscal year.

Committee Membership and Organization.

        The compensation committee currently consists of Eugene Mercy, Jr. (Chairman) and Charles J. Santos-Buch. ARC's board has determined that the members of the compensation committee meet (i) the independence requirements of the NYSE, (ii) the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act, and (iii) the outside director definition in Section 162(m) of the Code.

Purpose.

        Acting on the behalf of the board of directors, the compensation committee's responsibilities include the following:

  •
  approving the salaries and other compensation of executive officers and other key employees;

  •
  approving change in control agreements and accelerated vesting of stock;

  •
  administering our management incentive plans, including both cash and equity plans;

  •
  overseeing guidelines regarding grants of stock options and other awards, and approving grants to all executive officers, other key employees, and grants outside of the guidelines; and

  •
  advising the board on ARC's compensation, incentive compensation and employee benefit plans, including adoption or amendment of all stock plans and adoption of company-wide bonus plans, merit and promotional increase programs, profit sharing plans, incentive compensation plans and retirement plans.

Compensation Philosophy.

        The compensation committee believes that the compensation of the executive officers and key management should be linked to performance and the creation of long-term stockholder value. In line with the philosophy of creating stockholder value, a significant portion of executive pay is tied to success in meeting performance goals and appreciation in the market price of ARC's common stock. Consistent with this philosophy, our compensation programs include a combination of salary, at-risk incentives and equity designed to retain, reward and motivate talent within ARC.

        The goal of the compensation committee is to align compensation packages with the long-term interests of ARC's stockholders. In structuring compensation, the compensation committee has been particularly mindful of several key issues. The compensation committee has had to address the difficulty of attracting exceptional talent and retaining existing talent. The compensation committee believes it is critical to ARC's long-term prospects to establish compensation programs that attract and retain those with the talent, skill and experience necessary for ARC to realize its strategic objectives.

Base Salary.

        The base salary of our executive officers is individually negotiated at the time each officer joins us or assumes his/her position. The compensation committee approves changes to each executive officer's base salary. The compensation committee considers individual performance, scope of responsibility, prior experience, breadth of knowledge and competitive pay practices. The weight given to each of these factors differs from individual to individual, as the compensation committee deems appropriate.

Management Incentive Plan.

        The compensation committee selects the key executives eligible to participate in and administers the management incentive plan. The compensation committee has the authority to make adjustments to the performance objectives in recognition of unusual or non-recurring events under the plan, which may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned.

        The amount of each participant's bonus is determined by our compensation committee, in its sole discretion, and ties such bonus to the attainment of the applicable performance goals. Bonuses paid pursuant to the management incentive plan will, unless otherwise determined by the committee, range from 75% to 125% of certain specified target amounts.

2003 Equity Incentive Plan.

        The compensation committee administers the 2003 equity incentive plan and has discretion, among other things, to determine the persons to whom awards will be granted, the number of shares of our common stock to be subject to awards and the other terms and conditions of the awards, including whether the vesting and/or exercisability of the award will be subject to the attainment of one or more performance goals. In setting performance goals, the compensation committee intends to look to some or all of the following criteria, determined in accordance with generally accepted accounting principles, where applicable:

  •
  total stockholder return;

  •
  earnings per share (which may include the manner in which such earnings goals were met);

  •
  net income (before or after taxes);

  •
  earnings before interest, taxes, depreciation and amortization;

  •
  revenues;

  •
  return on assets;

  •
  market share;

  •
  cost reduction goals;

  •
  funds from operations; or

  •
  any combination of, or a specified increase in, any of the foregoing.

        The compensation committee has the authority and intends to make necessary adjustments to the performance objectives in recognition of unusual or non-recurring events.

Share Grants and Restricted Share Grants to Named Executive Officers.

        Other than the initial grants totaling 95,000 shares issued in conjunction with our IPO and the 80,000 share grant made to Mr. Jackson on April 29, 2005, as discussed above, no additional share grants or restricted share grants have been made as of May 15, 2005, under this plan.

Chief Executive Officer Compensation.

        The Chief Executive Officer's compensation is based upon the same philosophy and guidelines outlined above. Mr. Jackson's base salary was established by the board of directors on December 13, 1999, after considering his responsibilities and objectives and analyzing the compensation paid to chief executive officers of companies the board considered to be peer companies at that time. Mr. Jackson's compensation package remained unchanged until 2004, after the Company adopted the 2003 equity incentive plan and entered into his employment agreement described above.

                      Compensation Committee:

                      Eugene Mercy, Jr. (Chairman)
                      Charles J. Santos-Buch

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal year 2004, Messrs. Mercy and Santos-Buch and former directors Thomas M. Hagerty (Chairman) and Todd M. Abbrecht served on the compensation committee. There are, and during fiscal year 2004 were, no compensation committee interlocks or participation on the compensation committee by any of our employees.

PERFORMANCE GRAPH

        Our common stock began trading on the New York Stock Exchange on February 12, 2004, under the symbol "ARC." The following graph assumes $100 invested on February 12, 2004, and compares (a) the quarterly percentage change in the cumulative total stockholder return on our common stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment, during the period commencing on the first day of trading, and ending on December 31, 2004, and (B) the difference between our share price at the end and the beginning of the periods presented by (ii) the share price at the beginning of the periods presented) with (b) the Standard & Poor's 500 Index ("S&P") and (c) the Morgan Stanley REIT Index ("RMS").

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than five percent (5%) of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and the NYSE. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to us, we believe that during 2004 our officers, directors and greater than 5% beneficial owners complied with all applicable Section 16(a) filing requirements, except that between the dates of August 25, 2004, and September 15, 2004, 620,000 shares of our common stock deemed to be beneficially owned by Mr. Hack were sold by others in 14 transactions consisting of open market or private sale(s) of non-derivative or derivative securities and a Form 4 reporting these transactions was not filed until November 23, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows, as of May 15, 2005, how many shares of our voting securities are owned by:

  •
  each person who, to our knowledge, is a beneficial owner of more than five percent (5%) of the outstanding shares of our voting securities;

  •
  each director and each nominee for director;

  •
  each of the named executive officers; and

  •
  all of our directors, nominees for director and executive officers as a group.

        This table is based upon information supplied by officers, directors, nominees for director and Schedules 13D and 13G and amendments thereto filed with the SEC. Except as otherwise indicated in the footnotes to this table, the stockholders and their percentage of ownership have been determined as of May 15, 2005 based upon the number of outstanding shares of our common stock on that date. As of May 15, 2005, to the best knowledge of the Company, nominees James F. Kimsey, James R. Staff, Carl B. Webb and Larry A. Willard do not own any shares of our voting securities. Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

	Shares Beneficially Owned
Name and Address(1)
	Number	Percentage(2)
5% Stockholders: Cohen & Steers, Inc.(3) 757 Third Avenue New York, NY 10017	5,632,455	13.8
Capital ARC Holdings, LLC(5) 299 Park Avenue New York, NY 10171	2,918,270	7.1
Barclays Global Investors, N.A.(6) 45 Fremont Street San Francisco, CA 94105	2,454,865	6.0
Third Avenue Management LLC(7) 622 third Avenue, 32nd Floor New York City, NY 10017	2,156,200	5.3
Named Executive Officers, Directors and Nominees:
Joris Brinkerhoff	20,000	*
James L. Clayton	1,119	*
Gerald J. Ford(4)	3,900,900	9.5
J. Markham Green(8)	128,119	*
Michael Greene(5)	2,918,270	7.1
Randall A. Hack(9)	578,945	1.4
Scott D. Jackson(11)(13)	862,212	2.1
Eugene Mercy, Jr.(10)	382,330	*
Charles Santos-Buch(5)	2,918,270	7.1
John G. Sprengle(11)(12)	258,407	*
Scott L. Gesell(11)(14)	69,308	*
Lawrence E. Kreider(15)	10,000	*
All directors, nominees and executive officers as a group (12 persons)(16)	9,129,610	22.3

*
Less than one percent.

(1)
Except as otherwise indicated in the footnotes below, the address for each executive officer is 600 Grant Street, Suite 900, Denver, CO 80203.

(2)
Calculations based on 40,955,729 shares of our common stock outstanding as of May 15, 2005. In addition, amounts for each stockholder assume the issuance of all shares issuable upon exercise of outstanding warrants and all shares issuable upon redemption of outstanding OP units, in each case, held by the stockholder, and amounts for all directors, nominees and executive officers as a group assume the issuance of all shares issuable upon exercise of outstanding warrants and all shares issuable upon redemption of outstanding OP units held by such directors, nominees and executive officers.

(3)
Represents 5,632,455 shares of common stock held by Cohen & Steers, Inc. and its affiliated entities ("Cohen & Steers"), as derived solely from information reported in a Schedule 13G/A under the Exchange Act filed by Cohen & Steers with the SEC on March 18, 2005. Such Schedule 13G/A indicates that Cohen & Steers has sole voting power over 5,319,455 of the shares and sole dispositive power over all of the shares which it owns. Information is based upon the assumption that Cohen & Steers holds 5,632,455 shares of common stock as of May 15, 2005.

(4)
Represents 3,900,900 shares of common stock held by Gerald J. Ford, as derived from the information reported in a Schedule 13D/A under the Exchange Act filed by Mr. Ford with the SEC on April 6, 2005. Such Schedule 13D/A indicates that Mr. Ford has sole voting power and sole dispositive power over all of the shares which he owns. Information is based on the assumption that Mr. Ford holds 3,900,900 of common stock as of May 15, 2005.

(5)
Represents 2,918,270 shares of common stock held by Capital ARC Holdings, LLC, which is an affiliate of UBS Capital Americas, LLC, as derived solely from the information reported in a Schedule 13G under the Exchange Act filed by Capital ARC Holdings, LLC with the SEC on February 14, 2005. Such Schedule 13G indicates that Capital ARC Holdings, LLC has shared voting power and shared dispositive power over all of the shares which it owns. Information is based on the assumption that Capital ARC Holdings, LLC holds 2,918,270 shares of common stock as of May 15, 2005. Except to the extent of a pecuniary interest therein, each of Mr. Greene and Mr. Santos-Buch disclaims beneficial ownership of the shares beneficially owned by Capital ARC Holdings, LLC. Each of Mr. Greene and Mr. Santos-Buch may be deemed to share voting and investment power with other investors with respect to the shares beneficially owned by Capital ARC Holdings, LLC.

(6)
Represents 2,454,865 shares of common stock held by Barclays Global Investors, N.A. and its affiliated entities ("Barclays"), as derived solely from information reported in a Schedule 13G under the Exchange Act filed by Barclays with the SEC on February 14, 2005. Such Schedule 13G indicates that Barclays has sole voting power over 2,313,228 of the shares and sole dispositive power over all of the shares which it owns. Information is based on the assumption that Barclays holds 2,454,865 shares of common stock as of May 15, 2005.

(7)
Represents 2,156,200 shares of common stock held by Third Avenue Management LLC ("Third Avenue"), as derived solely from information reported in a Schedule 13G filing under the Exchange Act filed by Third Avenue on April 22, 2005. Information is based on the assumption that Third Avenue holds 2,156,200 shares of common stock as of May 15, 2005.

(8)
Shares beneficially owned consist of 34,871 paired equity units exchangeable for cash or, at our election, an aggregate of 34,871 shares of our common stock and 93,248 shares of our common stock.

(9)
Represents 575,368 shares beneficially held that are directly owned by Nassau Capital Partners II L.P. and 3,577 shares directly owned by NAS Partners I LLC. Except to the extent of a pecuniary interest therein, Mr. Hack disclaims beneficial ownership of the shares beneficially owned in the aggregate by such related entities. Mr. Hack may be deemed to share voting and investment power with other investors with respect to the shares beneficially owned by such related entities.

(10)
Shares beneficially owned consist of 128,059 paired equity units exchangeable for cash or, at our election, an aggregate of 128,059 shares of our common stock and 202,840 shares of our common stock. In addition, the Mercy 1995 Family Trust, for which Mr. Mercy is a trustee, owns an additional 2,047 shares of common stock, and the Mercy Foundation, of which Mr.  Mercy is a trustee, owns 26,202 paired equity units exchangeable for cash or, at our election, an aggregate of 26,202 shares of our common stock. This beneficial ownership also includes 23,182 paired equity units exchangeable for cash or, at our election, an aggregate of 23,182 shares of our common stock held by his wife, Susan Mercy, for which he disclaims any beneficial ownership. Shares beneficially owned excludes 1,500 shares of our common stock owned by Andrew Mercy.

(11)
Each of Messrs. Jackson, Sprengle and Gesell has warrants for the purchase of 7.89 shares of our common stock, at an exercise price of $18.378 per share, with an expiration date of July 23, 2010.

(12)
Includes 7.89 shares of common stock issuable upon exercise of warrants to purchase shares of our common stock, at an exercise price of $18.378 per share, with an expiration date of July 23, 2010, which are held by his wife, Karen Sprengle, and for which he disclaims any beneficial ownership.

(13)
Shares beneficially owned include 11,140 shares of our common stock owned by Mr. Jackson's children, as well as 80,000 shares issued on April 29, 2005, pursuant to the terms of our 2003 equity incentive plan.

(14)
Shares owned includes 22,000 shares of our common stock, 8,000 of which are subject to restrictions and vest ratably over 4 years and 7.89 shares of common stock issuable upon exercise of warrants to purchase shares of our common stock, at an exercise price of $18.378 per share, with an expiration date of July 23, 2010, which are held by his wife, Betty Gesell, and for which he disclaims any beneficial ownership.

(15)
Shares owned includes 10,000 shares of our common stock, 4,000 of which are subject to restrictions and vest ratably over 4 years.

(16)
Each of Messrs. Greene and Santos-Buch are deemed to be the beneficial owners of the 2,918,270 shares owned by Capital ARC Holdings, LLC, but for purposes of the total these shares have only been counted once.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Global E Portfolio.

        Our Chairman and Chief Executive Officer, Scott D. Jackson, is the sole stockholder of JJ&T, and together with JJ&T is the 99% owner of Global Mobile. Global Mobile and JJ&T own 100% of the membership interests of Global E, which owns six manufactured home communities with 554 total homesites located in Wyoming. One of our subsidiaries is a party to a property management agreement with Global E pursuant to which the subsidiary manages all of the communities owned by Global E in consideration for a management fee equal to 3% of gross revenues. This subsidiary also is a party to an accounting services agreement with Global E whereby it provides accounting services for Global Mobile in exchange for a fee of $800 per month. For the years ended December 31, 2004 and December 31, 2003 our management services subsidiary received $132,000 and $96,000, respectively, pursuant to these agreements. Neither the property management agreement nor the accounting services agreement can be amended without our consent. Mr. Jackson has agreed that he may not terminate either the property management agreement or the accounting services agreement for so long as he is serving as our Chairman or our Chief Executive Officer. We may terminate either of these agreements upon 30 days prior written notice. The right of first refusal granted to us pursuant to his employment agreement would apply to the disposition of any communities currently owned by Global E.

        In addition, beginning April 1, 2005, we entered into a written lease agreement with JJ & T for a homesite for our Cheyenne, Wyoming city manager's office for a monthly rental fee of $230. We have placed a manufactured home we own on the homesite. In the event that the lease is terminated or the property management agreement discussed above is terminated, then JJ & T is obligated to buy the home from us at our cost for the purchase and set up of the home, which aggregates to approximately $75,000.

Lease by Windstar Aviation Corp.

        Global Mobile also has an airplane hangar located at Centennial Airport, Englewood, Colorado. Windstar Aviation Corp., a wholly owned subsidiary of our operating partnership, owns airplanes that we use in connection with our operations and leases office and airplane hangar space from Global Mobile at Centennial Airport. The leases were entered into in June 1999, with a 60-month primary term and a renewal option for an additional 60-month term. Lease payments total $4,400 per month during the initial term, and an adjustment tied to the consumer price index is provided for the renewal term.

Affiliate Accounts Receivable.

        At December 31, 2004, companies owned and controlled by Mr. Jackson owed our management subsidiary approximately $68,000 in accounts receivable, primarily related to rental homes acquired and property management services performed on behalf of these companies. Pursuant to the terms of the property management agreements between these companies and our management subsidiary, monthly fees for property management services are paid by these companies in the month following incurrence of the fees. At March 31, 2005, these companies owed our management subsidiary approximately $9,000.

Directors Holding OP Units.

        Two of our directors, J. Markham Green and Eugene Mercy, Jr., hold OP units through which each of Messrs. Green and Mercy has deferred gains associated with certain properties we own. Any decision by our board of directors to dispose of one or more of these properties in which Mr. Green or Mr. Mercy has an interest could have tax consequences for Mr. Green or Mr. Mercy, as the case may be.

        In connection with any such decision, our board of directors will determine whether either of Messrs. Green or Mercy has a material financial interest in the transaction that is different from the interests of stockholders generally, and if either Mr. Green or Mr. Mercy has such an interest, then such director will abstain from the vote of our board with respect to such proposed transaction.

Clayton Homes.

        During 2004, we purchased manufactured homes, related materials, supplies and services from Clayton Homes, Inc. for an aggregate purchase price of approximately $4.7 million. During 2004 we also paid servicing fees to Vanderbilt Mortgage and Finance, Inc. ("VMF"), a wholly-owned subsidiary of Clayton Homes, in the aggregate amount of approximately $35,000, and purchased repossessed manufactured homes from VMF in an amount of approximately $1.6 million. We expect to continue to pay loan servicing fees to and purchase repossessed manufactured homes from VMF. Prior to August 2003 and before joining our board, departing director James L. Clayton and members of his immediate family held a greater than 10% equity interest in Clayton Homes and Mr. Clayton served as its Chairman. In August 2003, Berkshire Hathaway Inc. acquired all of the outstanding common stock of Clayton Homes. Immediately following that transaction, Mr. Clayton's ownership interest in, and role as a director of, Clayton Homes terminated. Mr. Clayton joined our board of directors in February 2004 immediately following the completion of our initial public offering. Mr. Clayton's son currently acts as the chief executive officer of Clayton Homes.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The board of directors, following the recommendation of the nominating and corporate governance committee, has recommended that Messrs. Jackson, Sprengle, Brinkerhoff, Ford, Green, Greene, Kimsey, Mercy, Staff, Webb, and Willard be elected to serve until the annual meeting of stockholders for 2006. For certain information regarding each nominee, see "BOARD OF DIRECTORS—GENERAL" above.

        Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, any director nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy through the return of the enclosed proxy card will be voted for such additional person as shall be designated by the board of directors, unless the board of directors determines to reduce the number of directors in accordance with the Company's Articles of Amendment and Restatement and Amended and Restated Bylaws.

        Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the votes cast at the annual meeting by the holders of our voting securities. The candidates receiving the highest number of affirmative votes of shares entitled to be voted will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld for one or more director nominees with respect to all of the director nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT AUDITOR

        On March 31, 2005, our board, acting upon the recommendation of the audit committee, selected PricewaterhouseCoopers LLP as our independent auditor to audit our consolidated financial statements for the fiscal year ending December 31, 2005, and has further directed that management submit the selection of our independent auditor for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP, or a predecessor of that firm, has audited our consolidated financial statements since the fiscal year ended December 31, 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor is not required by our bylaws or otherwise. However, the board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. Ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2005 requires the affirmative vote of a majority of the votes cast at the annual meeting by holders of our voting securities.

        If this selection is not ratified by our stockholders, the audit committee may reconsider its recommendation and appointment, respectively. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote for this proposal. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of ARC and its stockholders.

Independent Auditor's Fees.

  Fiscal Years 2004 & 2003

        For the fiscal years ended December 31, 2004, and December 31, 2003, the total fees paid to our independent auditor, PricewaterhouseCoopers LLP, were as follows:

	2004	2003
Audit Fees	$635,000	$1,174,000	(1)
Audit-Related Fees	60,000	52,000
Tax Fees	—	—
All other Fees	2,400	—

Total	$697,400	$1,226,000

(1)
Includes fees related to our IPO of $784,000.

  Audit Fees

        The fees billed for the audit of the Company's consolidated financial statements for the years ended December 31, 2004 and 2003, for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and for other attest services primarily related to comfort letters and consents associated with SEC registration statements and aggregated $635,000 and $1,174,000, respectively.

  Audit-Related Fees

        The aggregate fees billed for audit-related services for the years ended December 31, 2004 and 2003 were $60,000 and $52,000, respectively. These fees for 2004 primarily related to reviews associated with our IPO and Hometown acquisition for our first quarter Form 10-Q totaling $55,000, as well as agreed upon procedures of the Merrill Lynch receivables line of credit with associated fees of $5,000. These fees for 2003 related to Rule 3-14 audits associated with our Hometown acquisition.

  All Other Fees

        The aggregate fees for other services for the year ended December 31, 2004 were $2,400. The fees related to subscriptions for accounting reference(s) and financial statement disclosure checklist tools. No such fees were incurred in fiscal year 2003.

Audit Committee Pre-Approval Policy.

        In accordance with applicable laws and regulations, the audit committee reviews and pre-approves any non-audit services to be performed by PricewaterhouseCoopers LLP to ensure that the work does not compromise their independence in performing their audit services. The audit committee also reviews and pre-approves all audit services. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the chairman of the audit committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full audit committee.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by PricewaterhouseCoopers LLP during 2004 under such provision.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR.

STOCKHOLDER PROPOSALS FOR 2006

        Stockholder proposals intended to be presented at our 2006 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices no later than 5:00 p.m., local time, on January 27, 2006 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2006 proxy statement and proxy.

        In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered "timely" for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by us at our principal executive offices not before January 27, 2006 and not later than February 26, 2006; provided, however, that in the event that the date of mailing of the notice for the 2006 annual meeting is not within 30 days before or after May 27, 2006, notice by the stockholder in order to be timely must be received not later than the close of business on the ninetieth day prior to the date of mailing of the notice or the tenth day following the day on which public announcement of the date of mailing of the notice for the 2006 annual meeting is first made, whichever is later. Stockholders are advised to review our Articles of Amendment and Restatement and Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

        Our board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

ANNUAL REPORT

        A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 WAS PREVIOUSLY MAILED TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. OUR ANNUAL REPORT ON FORM 10-K IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND SHALL NOT BE DEEMED TO BE SOLICITATION MATERIAL. A COPY OF OUR ANNUAL REPORT ON FORM 10-K IS AVAILABLE WITHOUT CHARGE FROM OUR COMPANY WEBSITE AT WWW.ABOUTARC.COM OR UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, AFFORDABLE RESIDENTIAL COMMUNITIES INC., 600 GRANT STREET, SUITE 900, DENVER, CO 80203.

        YOUR VOTE AT THIS YEAR'S MEETING IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

By Order of the Board of Directors,

Scott L. Gesell Executive Vice President, General Counsel and Corporate Secretary

May 27, 2005
Denver, Colorado

APPENDIX A:
DIRECTOR INDEPENDENCE CRITERIA

Revised Director Independence Criteria of
Affordable Residential Communities Inc.
as Adopted by the
Board of Directors on February 3, 2005

        It is the policy of the Board of Directors (the "Board of Directors") of Affordable Residential Communities Inc., a Maryland corporation ("ARC"), that a majority of the members of the Board of Directors be independent of ARC's management. For a director to be deemed "independent," the Board of Directors shall affirmatively determine that the director has no material relationship with ARC or its controlled affiliates or any member of the senior management of ARC or his or her affiliates. This determination shall be disclosed in ARC's annual proxy statement distributed to stockholders. In making this determination, a director of ARC who satisfies all of the following criteria shall be presumed to be independent:

  •
  Within the last three years, ARC has not employed the director or (except in a non-officer capacity) any of his or her immediate family members.

  •
  (A) Neither the director nor any of his or her immediate family members is a current partner of a firm that is ARC's internal or external auditor; (B) the director is not a current employee of such firm; (C) the director does not have an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; and (D) neither the director nor any of his or her immediate family members was within the last three years a partner or employee of such a firm and personally worked on ARC's audit within that time.

  •
  During any twelve month period within the last three years, neither the director, nor any of his or her immediate family members, has received more than $100,000 in direct compensation from ARC or any of its subsidiaries, other than fees for board and board committee service, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or compensation received by an immediate family member for service as a non-executive employee of ARC or any of its subsidiaries.

  •
  Within the last three years, neither the director, nor any of his or her immediate family members, has been employed as an executive officer of another company where any of the present executives of ARC or any of its subsidiaries at the same time serve currently or served on that company's compensation committee (or other committee performing equivalent functions).

  •
  The director is not currently an employee, and any of his or her immediate family members is not currently an executive officer, of a company, other than a tax-exempt organization, that has made payments to, or receives payments from, ARC or any of its subsidiaries for property or services in an amount which, in the current fiscal year or any of the last three fiscal years, exceeds or exceeded the greater of $1 million of 2% of such other company's consolidated gross revenues.

  •
  The director is not an executive officer of a tax-exempt organization to which ARC or any of its subsidiaries made contributions within the preceding three years that in any single fiscal year exceeded the greater of $1 million or 2% of such tax-exempt organization's consolidated gross revenues.

A-1

        For purposes of these director independence criteria:

  •
  the term "affiliate" means any corporation or other entity that controls, is controlled by or is under common control with ARC, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity; and

  •
  the term "immediate family" means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person's home.

        The Board of Directors shall undertake an annual review of the independence of all non-employee directors of ARC. In advance of the meeting at which this review occurs, each non-employee director of ARC shall be asked to provide the Board of Directors with full information regarding such director's business and other relationships with ARC and its affiliates and with ARC's senior management and their affiliates to allow the Board of Directors to evaluate the director's independence.

        Each director of ARC has an affirmative obligation to advise the Board of Directors of any material changes in his or her circumstances or relationships that may reasonably be expected to impact his or her designation by the Board of Directors as "independent." This obligation includes all business relationships between a director of ARC, on the one hand, and ARC and its affiliates or members of ARC's senior management and their affiliates, on the other.

A-2

IMPORTANT

    YOUR VOTE AT THIS YEAR'S MEETING IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.
    If the ARC shares you own are held in the name of a broker, bank, or other nominee, only it can sign a proxy card with respect to your shares and only upon specific instructions from you. Please contact the person responsible for your account and give instructions for a proxy card to be signed representing your ARC shares.

APPENDIX B: FORM OF PROXY

Preliminary Copy—Subject to Completion

FORM OF PROXY CARD

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Annual Meeting of Stockholders to be held on June 30, 2005

The undersigned hereby appoints Scott L. Gesell and Amy Springer and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of voting securities of ARC which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Affordable Residential Communities Inc. to be held on Thursday, June 30, 2005, at 9:00 a.m., local time, at the Oxford Hotel, 1600 - 17th Street, Denver, Colorado and at any postponements or adjournments thereof, with all powers that the undersigned would have if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. Unless a contrary direction is indicated, this proxy will be voted "FOR" all nominees listed in Proposal 1 and "FOR" Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE

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INSTRUCTIONS FOR VOTING YOUR PROXY

Simply sign and date your proxy card and return it in the enclosed postage-paid envelope.

        COMPANY NUMBER                        CONTROL NUMBER

PLEASE DETACH PROXY CARD HERE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

This proxy, when properly executed, will be voted in the manner directed below. Unless a contrary direction is indicated, this proxy will be voted "FOR" all nominees listed in Proposal 1 and "FOR" Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSAL 2.

Proposal 1. Election of directors to serve on our Board of Directors.

        Nominees:

Scott D. Jackson	Michael Green
John G. Sprengle	James F. Kimsey
Joris Brinkerhoff	Eugene Mercy, Jr.
Gerald J. Ford	James R. "Randy" Staff
J. Markham Greene	Carl B. Webb Larry D. Willard
FOR all nominees listed (except as indicated to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the "FOR" box and write the nominee's name in the space provided below.)

Proposal 2. Ratification of the selection of PricewaterhouseCoopers LLP as ARC's independent accountants for the 2005 fiscal year.

For	Against	Abstain
☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

IMPORTANT: Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Date:                         , 2005

Signature(s) of Stockholders